                                                                   EXHIBIT 10(a)

                                 PROMISSORY NOTE
                                 ---------------

$10,000,000.00                                                    March 26, 1997

       FOR VALUE RECEIVED, Bacou S.A., a French societe anonyme ("Maker"), hereby unconditionally promises to pay to the order of Pro-Tech Respirators, Inc., a Rhode Island corporation with an office located at 10 Thurber Boulevard, Smithfield, Rhode Island 02917 ("Holder"), in lawful money of the United States of America and in immediately available funds, an aggregate principal amount equal to TEN MILLION AND NO/100 DOLLARS (the "Debt"). This Promissory Note (as amended or otherwise modified, this "Note") evidences the unpaid principal amount of the Debt together with all accrued and unpaid interest, if any, thereon. The Debt shall be repaid on the date and in the amount specified in this Note.

SECTION 1.  THE DEBT.

       (a) Maker shall repay the outstanding principal amount of the Debt in full on April 1, 1998, (the "Maturity Date") or at any time prior thereto.

       (b) The outstanding principal amount of the Debt shall bear interest until irrevocably paid in full at a per annum rate equal at all times to the overnight deposit rate available at the Paris branch of Banque Nationale de Paris.

       (c) Accrued and unpaid interest shall be payable in two installments, as follows: (1) at the closing of the transaction pursuant to which Maker acquires the shares of Comasec International, S.A. and (2) at the Maturity Date.

       (d) The principal amount of this Note may be prepaid, in whole or in part, at any time, without premium or penalty. Payments (including all prepayments) received by Holder from Maker on this Note shall be applied first to the payment of accrued and unpaid interest hereunder and only thereafter to the outstanding principal balance of this Note.

SECTION 2. EVENTS OF DEFAULT; REMEDIES. If any of the following events shall occur and be continuing (each such event, an "Event of Default"):

                (i) Maker fails to repay the principal amount of the Debt when due and such failure shall continue unremedied for five (5) days;

                (ii) Maker fails to pay any interest hereunder when due and such failure shall continue unremedied for five (5) days; or

                (iii) Maker shall be adjudicated insolvent, or fails to pay, or admits in writing its inability to pay its debts as they mature, or makes a general assignment for the benefit of creditors; or Maker shall apply for or consent to the appointment of any receiver, custodian, trustee or similar officer for it or for all or any substantial part of its property, or such receiver, custodian, trustee or similar officer shall be appointed without the application or consent of Maker; or Maker shall institute (by petition, application, answer, consent or otherwise), or take any action to authorize the institution of, any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to Maker under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Maker and such proceeding shall not be dismissed within sixty
       (60) days after being instituted;

then, (y) upon the occurrence of any Event of Default described in clause (iii) of this SECTION 2, the unpaid principal amount of, and accrued and unpaid interest on, the Debt shall automatically become immediately due and payable, together with all other amounts payable under this Note, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Maker, and (z) upon the occurrence of any other Event of Default, Holder may, at its option, by written notice to Maker declare the entire unpaid principal amount of the Debt, all interest accrued and unpaid thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Maker.

SECTION 3.  MISCELLANEOUS

       (a) REMEDIES ON DEFAULT. In the event that one or more Events of Default shall occur and be continuing, Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding or by pursuing any other power, privilege or remedy available under applicable law. No course of dealing or delay on the part of Holder in exercising any such right, power, privilege or remedy shall operate as a waiver thereof or otherwise prejudice any right, power, privilege or remedy of Holder and no single or partial exercise by Holder of any such right, power, privilege or remedy shall preclude any further exercise thereof. The rights, powers, privileges and remedies afforded to Holder under this Note are cumulative and shall not preclude the assertion of any other rights, powers, privileges or remedies now or hereafter available to Holder under this Note, at law, in equity or otherwise.

       (b) WAIVERS, ETC. No modification or waiver of any provision of this Note nor consent to any departure by Maker therefrom shall in any event be effective unless the same shall be in writing and executed by Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances.

       (c) REIMBURSEMENT OF EXPENSES. Maker agrees to reimburse Holder for its and its agents' and representatives' reasonable out-of-pocket expenses in connection with the enforcement and collection of this Note. If this Note is placed in the hands of an attorney for collection, or collected through bankruptcy or other proceedings, or if suit is brought on this Note, Maker agrees to pay reasonable attorneys' fees, costs and expenses in addition to all other amounts owing hereunder.

       (d) DUE AUTHORIZATION. This Note has been duly authorized, executed and delivered by Maker and constitutes the legal, valid and binding obligation of Maker enforceable against Maker in accordance with the terms and provisions hereof subject to general equity principles and to applicable bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally (regardless of whether such enforcement is considered in a proceeding in equity or at law).

       (e) SUCCESSORS AND ASSIGNS. This Note shall be binding upon, and inure to the benefit of, Maker and Holder and their respective successors and assigns.

       (f) SEVERABILITY. Should any provision of this Note be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Note, and the parties hereto agree that the provision of this Note so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such provision had never been included herein.

       (g) DESCRIPTIVE HEADINGS. Section headings appearing in this Note have been inserted for convenience of reference only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Note.

       (h) GOVERNING LAW. THIS NOTE SHALL BE INTERPRETED AND GOVERNED BY, AND THE RIGHTS, OBLIGATIONS AND LIABILITIES OF MAKER AND THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) AND JUDICIAL DECISIONS OF THE STATE OF RHODE ISLAND AND APPLICABLE FEDERAL LAW.

       IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered as of the day and year set forth above.

                                        BACOU S.A.


                                        By: /s/ Philippe Bacou
                                            ---------------------------
                                                 Name:  Philippe Bacou
                                                 Title:  Chairman


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